EXHIBIT 99.1

First Data Reports Fourth Quarter and Full Year 2017 Financial Results

•	Q4 consolidated revenue of $3,150 million, up 7%; Full year consolidated revenue of $12,052 million, up 4%

•
Q4 total segment revenue of $1,949 million, up 7%, or up 4% on an organic constant currency basis(a); Full year total segment revenue of $7,428 million, up 4% on both a reported and organic constant currency basis

•	Q4 net income of $948 million, improved $756 million, diluted EPS of $1.00; Full year net income of $1,465 million, improved $1,045 million, diluted EPS of $1.56

•	Q4 adjusted net income of $416 million, adjusted diluted EPS of $0.44, up 13%; Full year adjusted net income of $1,425 million, adjusted diluted EPS of $1.52, up 15%

•
Q4 total segment EBITDA of $848 million, up 10%, or up 8% on an organic constant currency basis; Full year total segment EBITDA of $3,072 million, up 6% on both a reported and organic constant currency basis

•	Q4 cash flow from operations of $465 million, free cash flow of $280 million; Full year cash flow from operations of $2,047 million, free cash flow of $1,359 million

•	2018 guidance provided

NEW YORK, FEBRUARY 12, 2018 - First Data Corporation (NYSE: FDC), a global leader in commerce-enabling technology and solutions, today reported financial results for the fourth quarter and full year ended December 31, 2017. Consolidated revenue for the fourth quarter was $3,150 million, up 7% versus the prior year period. Total segment revenue was $1,949 million for the quarter, up 7% versus the prior year period, or up 4% on an organic constant currency basis.

Net income attributable to First Data for the fourth quarter of 2017 was $948 million, or $1.00 per diluted share, up significantly from $192 million, or $0.21 per diluted share, in the fourth quarter of 2016. The increase was primarily driven by significant discrete tax items in the current period, described below in "Income Tax (Benefit) / Expense", improved operating results and lower interest expense.

(a)
Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures (including the impact of our Digital Banking Joint Venture) in the prior year period; and (3) includes the results of significant acquisitions in the prior year period.

Adjusted net income, which modifies net income attributable to First Data for items such as debt extinguishment charges, stock-based compensation, amortization of acquisition intangibles, restructuring costs, discrete tax items and other items, was $416 million, or $0.44 per diluted share, up 14% and 13%, respectively, from fourth quarter of 2016, primarily driven by improved operating results and lower interest expense.

Total segment earnings before interest, taxes, depreciation, and amortization (total segment EBITDA) in the fourth quarter 2017 was $848 million, up 10% versus the prior year period, or up 8% on an organic constant currency basis, driven by revenue growth and expense management.

“The fourth quarter capped a solid year of performance for First Data as we executed across all aspects of our strategy and delivered financial results that met our guidance," said First Data Chairman and CEO Frank Bisignano. “We generated growth, invested in innovation and strategic M&A to further enhance our industry-leading products and services, and generated substantial cash flow, while maintaining our focus on expense management. As we enter 2018, we are well positioned as a technology leader with the right capabilities to help our customers grow their business and generate solid revenue growth and cash flow for our shareholders," Bisignano added.

Segment Results

Global Business Solutions (GBS)

Fourth quarter 2017 GBS segment revenue was $1,131 million, up 10% versus the prior year period, or up 4% on an organic constant currency basis. Within geographic regions, North America revenue of $852 million was up 6% versus the prior year period, or flat on an organic constant currency basis. Within GBS North America, revenue growth in non-JV channels was offset by softness in JV channel revenue. EMEA revenue was $158 million, up 19% versus the prior year period, or up 10% on an organic constant currency basis, primarily driven by strong growth in the United Kingdom and Germany. Latin America revenue was $78 million, up 44% versus the prior year period, or up 52% on an organic constant currency basis, driven by continued strong results in Brazil and Argentina. APAC revenue was $43 million, up 26% versus the prior year period, or up 24% on an organic constant currency basis primarily driven by growth in India.

Fourth quarter 2017 GBS segment expenses were $637 million, up 10% versus the prior year period, or up 3% on an organic constant currency basis.

Fourth quarter 2017 GBS segment EBITDA was $494 million, up 11% versus the prior year period, or up 7% on an organic constant currency basis. Segment EBITDA margin improved 20 basis points to 43.7% in the quarter.

Global Financial Solutions (GFS)

Fourth quarter 2017 GFS segment revenue was $412 million, down 1% versus the prior year period on both a reported and organic constant currency basis. Within geographic regions, North America revenue of $242 million was down 3% versus the prior year period on both a reported and organic constant currency basis, largely driven by the non-recurrence of a previously disclosed termination fee in the prior year period. North America card accounts on file grew 6% year over year. EMEA revenue was $112 million, up 3% versus the prior year period, or up 2% on an organic constant currency basis, driven by growth in the United Kingdom. Latin America revenue was $32 million, down 3% versus the prior year period, or up 2% on an organic constant currency basis, primarily driven by growth in Argentina, partly offset by the non-recurrence of a prior year benefit from a client contract modification. APAC revenue was $26 million, up 13% versus the prior year period, or up 6% on an organic constant currency basis primarily driven by new and existing client growth across the region.

Fourth quarter 2017 GFS segment expenses were $228 million, down 6% versus the prior year period on both a reported and organic constant currency basis, driven by solid expense management.

Fourth quarter 2017 GFS segment EBITDA was $184 million, up 6% versus the prior year period on both a reported and organic constant currency basis. Segment EBITDA margin improved 300 basis points to 44.7% in the quarter.

Network & Security Solutions (NSS)

Fourth quarter 2017 NSS segment revenue was $406 million, up 4% versus the prior year period, or up 6% on an organic constant currency basis. Within NSS's primary businesses, Stored Value revenue grew 19% in the quarter benefiting from strong growth in both its open and closed loop gift card businesses and a client contract modification; Security and Fraud revenue grew 4%; and EFT revenue was flat.

Fourth quarter 2017 NSS segment expenses were $197 million, down 4% versus the prior year period, or down 1% on an organic constant currency basis.

Fourth quarter 2017 NSS segment EBITDA was $209 million, up 14% versus the prior year period on both a reported and organic constant currency basis. Segment EBITDA margin improved 450 basis points to 51.5% in the quarter.

Income Tax (Benefit) / Expense

Fourth quarter 2017 income tax (benefit) / expense was ($663) million, representing a change of $687 million from expense of $24 million in the prior year period. The change in income taxes in the current year period was driven by multiple discrete tax items, primarily the non-cash effects of the reversal of the valuation allowance against deferred tax assets associated with U.S. federal net operating loss carryforwards ("U.S. federal NOLs") and the net write down of deferred tax accounts upon the enactment of the Tax Cuts and Jobs Act.

Full year 2017 income tax (benefit) / expense was ($729) million, representing a change of $810 million from expense of $81 million in the prior year period. The change in income taxes in 2017 was driven by multiple discrete tax items including the discrete tax items discussed above.

The effective tax rate in calculating adjusted net income in the fourth quarter and full year 2017, was approximately 12% and 10%, respectively.

Cash Flow

In the fourth quarter 2017, cash flow from operations was $465 million, up $14 million compared to $451 million in the prior year period. Free cash flow, which First Data defines as cash flow from operations, less capital expenditures, distributions to minority interests and other, was $280 million in the current quarter, up $10 million from $270 million in the prior year period as increased segment EBITDA and lower cash interest payments were largely offset by the unfavorable timing impact of settlement flows on working capital.

Full year 2017 cash flow from operations was $2,047 million, down $64 million from $2,111 million in 2016. Full year free cash flow was $1,359 million, up $143 million from $1,216 million in 2016. The increase in full year free cash flow was primarily driven by growth in total segment EBITDA and a reduction in cash interest paid in 2017 compared to 2016, partially offset by increased cash taxes and capital expenditures in 2017 compared to the prior year, and the unfavorable timing impact of settlement flows on working capital.

Capital Structure

Total borrowings at December 31, 2017 increased to $19.2 billion from $18.5 billion a year ago, reflecting increased borrowings related to the acquisitions of BluePay, CardConnect and Acculynk in 2017, partially offset by debt paydowns and divestitures that occurred throughout the year. Net debt of $18.6 billion at December 31, 2017, increased by $445 million in 2017.

On November 15, 2017, the Company closed on new term loans totaling approximately $3.9 billion with an interest rate of LIBOR plus 225 basis points maturing in April 2024. The proceeds of the term loans were used to redeem approximately $3.9 billion of term loans with an interest rate of LIBOR plus 250 basis points. The interest rate on the new term loans may be reduced by 25 basis points in the future based on the Company's corporate family debt rating. The expected annualized cash interest savings derived from this transaction is approximately $10 million.

On November 29, 2017, the Company incurred an aggregate principal amount of $250 million in new term loans with an interest rate of LIBOR plus 175 basis points maturing in June 2020.

The proceeds of the new term loans, together with cash on hand and other available financing, were used to acquire BluePay Holdings, Inc.

2018 Guidance

The guidance provided below holds foreign exchange rates constant versus the year-ago comparable period ("constant currency").

Key metric guidance for full year 2018:

•	Total segment revenue: 5% to 7% (range includes a net benefit attributable to the full year impact of previously announced major acquisitions and dispositions of approximately 2 percentage points)

•	Total segment EBITDA: 7% to 9% (range includes a net benefit attributable to the full year impact of previously announced major acquisitions and dispositions of approximately 1.5 percentage points)

•	Adjusted diluted EPS: $1.35 to $1.40

•	Effective tax rate: 27% to 29%

•	Free cash flow: $1.4 billion+

See "2018 Non-GAAP Guidance Reconciliation" in the financial tables of this press release for reconciliations of non-GAAP guidance measures to the most directly comparable GAAP measures.

The effective tax rate range of 27% to 29% in 2018 is significantly higher than the effective tax rate achieved in 2017 as a result of the reversal of the valuation allowance against deferred tax assets associated with U.S. federal NOLs in the fourth quarter of 2017, as discussed in "Income Tax (Benefit) / Expense", above. The reversal of the valuation allowance has no impact on First Data's U.S. federal NOL balance, and the company estimates that it will be largely shielded from U.S. federal cash taxes through the end of 2020.

Investor Conference Call

The company will host a conference call and webcast on Monday, February 12, 2018, at 8 a.m. ET to review the fourth quarter 2017 financial results.

To listen to the call, dial +1 (844) 826-3033 (U.S.) or +1 (412) 317-5172 (outside the U.S.) at least 10 minutes prior to the start of the call. The call will be webcast on the “Investor Relations” section of the First Data website at investor.firstdata.com where an accompanying slide presentation will also be available.

Non-GAAP Measures

To supplement the company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain financial performance. These non-GAAP measures include total segment revenue, total segment expense, total segment EBITDA, adjusted net income, adjusted net income per diluted share, free cash flow and net debt. The company has included non-GAAP measures because management believes that they help to facilitate comparisons of the company's operating results between periods. The company believes the non-GAAP measures provide useful information to both management and users of our financial statements by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. In disclosing year-over-year comparisons, the company has chosen to present non-GAAP measures because it believes that these measures provide users of our financial statements a consistent basis for reviewing the company's performance across different periods.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company's results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.

Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures can be found in the tables included in this press release.

The company excludes certain items and other adjustments from total segment revenue, total segment expense, total segment EBITDA, adjusted net income and adjusted net income per diluted share. See reconciliations for a complete list of items excluded from non-GAAP measures.

Adjusted net income is a non-GAAP financial measure used by management that provides an alternative view of performance. Adjusted net income excludes amortization of acquisition-related intangibles, stock-based compensation, restructuring costs and other items affecting comparability and, therefore, are not reflective of continuing operating performance. Management believes that the presentation of adjusted net income provides users of our financial statements greater transparency into ongoing results of operations allowing them to better compare our results from period to period.

The company uses free cash flow, a non-GAAP measure. Free cash flow is defined as cash flow used in/provided by operating activities less capital expenditures, distributions to minority interest, and other. The company considers free cash flow to be a liquidity measure that provides useful information to management and users of our financial statements about the amount of cash generated by the business which can then be used to, among other things, reduce debt outstanding.

The company also uses net debt, a non-GAAP measure. Net debt is defined as total long-term borrowings plus short-term and current portion of long-term borrowings, at par value, excluding lines of credit used for settlement purposes, less cash and cash equivalents. The company believes that net debt provides additional insight on its level and management of leverage.

Certain financial measures (revenue, expenses and EBITDA) in this release are presented excluding the estimated impact of foreign currency changes (constant currency). To present this information, monthly results in the current period for entities reporting in currencies other than United States dollars are translated into United States dollars at the average exchange rates in effect during the corresponding month of the prior fiscal year, rather than the actual average exchange rates in effect during the current fiscal year. Once translated, each month in the period is added together to calculate the constant currency current period results. The company believes that such non-GAAP constant currency financial measures are useful to investors, lenders and other creditors because such information enables them to measure the impact of currency fluctuations on these measures from period to period.

About First Data

First Data (NYSE: FDC) is a global leader in commerce-enabling technology and solutions, serving approximately six million business locations and 4,000 financial institutions in more than 100 countries around the world. The company’s 22,000 owner-associates are dedicated to helping companies, from start-ups to the world’s largest corporations, conduct commerce every day by securing and processing more than 3,000 transactions per second and $2.4 trillion per year.

Contact

Peter Poillon Investor Relations First Data 212-266-3565 Peter.Poillon@firstdata.com	Liidia Liuksila Public Relations First Data 212-515-0174 Liidia.Liuksila@firstdata.com

First Data Corporation
Consolidated Statements of Operations
(Unaudited)
(in millions, except shares and per share data)

	Three months ended December 31,				Twelve months ended December 31,
	2017	2016	% Change	Constant Currency % Change	2017	2016	% Change	Constant Currency % Change
Revenue:
Transaction and processing service fees (a)	$1,775	$1,647	8%	7%	$6,757	$6,600	2%	2%
Product sales and other (a)	356	346	3%	2%	1,372	1,239	11%	11%
Total revenues (excluding reimbursable items)	2,131	1,993	7%	6%	8,129	7,839	4%	4%
Reimbursable debit network fees, postage, and other	1,019	950	7%	7%	3,923	3,745	5%	5%
Total revenues	3,150	2,943	7%	6%	12,052	11,584	4%	4%
Expenses:
Cost of services (exclusive of items shown below)	674	715	(6)%	(7)%	2,763	2,855	(3)%	(3)%
Cost of products sold	92	86	7%	7%	359	337	7%	7%
Selling, general, and administrative	571	472	21%	20%	2,178	2,035	7%	7%
Depreciation and amortization	259	236	10%	8%	972	949	2%	2%
Other operating expenses	35	4	NM	NM	143	61	NM	NM
Total expenses (excluding reimbursable items)	1,631	1,513	8%	7%	6,415	6,237	3%	3%
Reimbursable debit network fees, postage, and other	1,019	950	7%	7%	3,923	3,745	5%	5%
Total expenses	2,650	2,463	8%	7%	10,338	9,982	4%	4%
Operating profit	500	480	4%		1,714	1,602	7%
Interest expense, net	(231)	(258)	(10)%		(937)	(1,068)	(12)%
Loss on debt extinguishment	(8)	(12)	(33)%		(80)	(70)	14%
Other income	23	3	NM		16	17	(6)%
Income before income taxes and equity earnings in affiliates	284	213	33%		713	481	48%
Income tax (benefit) expense	(663)	24	NM		(729)	81	NM
Equity earnings in affiliates	55	62	(11)%		222	260	(15)%
Net income	1,002	251	299%		1,664	660	152%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	54	59	(8)%		199	240	(17)%
Net income attributable to First Data Corporation	$948	$192	394%		$1,465	$420	249%

Net income per share:
Basic	$1.03	$0.21	390%		$1.60	$0.47	240%
Diluted	$1.00	$0.21	376%		$1.56	$0.46	239%

Weighted-average common shares outstanding:
Basic	918,726,777	905,966,452			915,870,759	901,671,872
Diluted	945,035,811	929,375,020			939,767,019	921,001,863

NM represents not meaningful

(a)
Includes processing fees, administrative service fees, and other fees charged to merchant alliances accounted for under the equity method of $53 million and $215 million for the three and twelve months ended December 31, 2017, respectively, and $48 million and $198 million for the comparable periods in 2016.

First Data Corporation
Selected Consolidated Balance Sheet and Cash Flow Data
(Unaudited)
(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	As of	As of
	December 31, 2017	December 31, 2016

Cash and cash equivalents	$498	$385
Settlement assets	20,363	14,795
Total assets	48,269	40,292

Short-term and current portion of long-term borrowings	1,271	358
Settlement obligations	20,363	14,795
Long-term borrowings	17,927	18,131
Total liabilities	42,183	36,088

Redeemable noncontrolling interest	72	73

Total First Data Corporation stockholders' equity	3,152	1,220
Noncontrolling interests	2,862	2,911
Total equity	6,014	4,131

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Source/(Use) of cash
Net cash provided by operating activities (a)	$465	$451	$2,047	$2,111
Net cash used in investing activities	(893)	(49)	(1,950)	(387)
Net cash provided by (used in) financing activities	419	(476)	9	(1,734)
Supplemental cash flow data
Cash interest payments on long-term debt (b)	$205	$249	$889	$1,008

(a)
The twelve months ended December 31, 2016 includes a $102 million reclassification related to settlement activities to conform certain domestic and international businesses to our global policies, which increased "Cash and cash equivalents" and decreased "Accounts receivable, net" in our consolidated balance sheet.

(b)	For purposes of this schedule, cash interest payments on long-term debt excludes interest on capital leases and interest on foreign lines of credit.

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three months ended December 31,				Twelve months ended December 31,
	2017	2016	% Change B/(W)	Organic CC % Change(e) B/(W)	2017	2016	% Change B/(W)	Organic CC % Change(e) B/(W)
Total segment revenue	$1,949	$1,830	7%	4%	$7,428	$7,141	4%	4%
Adjustments:
Non wholly owned entities (a)	15	21	(29)%		64	80	(20)%
Independent Sales Organization (ISO) commission expense (b)	167	142	18%		637	618	3%
Reimbursable debit network fees, postage, and other	1,019	950	7%		3,923	3,745	5%
Consolidated revenue	$3,150	$2,943	7%		$12,052	$11,584	4%

Segment revenue:
Global Business Solutions	$1,131	$1,026	10%	4%	$4,262	$4,063	5%	4%
Global Financial Solutions	412	415	(1)%	(1)%	1,623	1,593	2%	3%
Network & Security Solutions	406	389	4%	6%	1,543	1,485	4%	4%
Total segment revenue	$1,949	$1,830	7%	4%	$7,428	$7,141	4%	4%

	Three months ended December 31,				Twelve months ended December 31,
	2017	2016	% Change B/(W)	Organic CC % Change(e) B/(W)	2017	2016	% Change B/(W)	Organic CC % Change(e) B/(W)
Total segment expenses	$1,101	$1,059	(4)%	(1)%	$4,356	$4,249	(3)%	(2)%
Adjustments:
Non wholly owned entities (a)	19	18	(6)%		69	70	1%
Independent Sales Organization (ISO) commission expense (b)	167	142	(18)%		637	618	(3)%
Reimbursable debit network fees, postage and other	1,019	950	(7)%		3,923	3,745	(5)%
Depreciation and amortization	259	236	(10)%		972	949	(2)%
Stock-based compensation	62	49	(27)%		245	263	7%
Other (c)	23	9	(156)%		136	88	(55)%
Consolidated expenses	$2,650	$2,463	(8)%		$10,338	$9,982	(4)%

Segment expenses:
Global Business Solutions	$637	$580	(10)%	(3)%	$2,438	$2,338	(4)%	(3)%
Global Financial Solutions	228	242	6%	6%	937	947	1%	—%
Network & Security Solutions	197	206	4%	1%	814	819	1%	—%
Corporate	39	31	(26)%	(26)%	167	145	(15)%	(15)%
Total segment expenses	$1,101	$1,059	(4)%	(1)%	$4,356	$4,249	(3)%	(2)%

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three months ended December 31,				Twelve months ended December 31,
	2017	2016	% Change B/(W)	Organic CC % Change(e) B/(W)	2017	2016	% Change B/(W)	Organic CC % Change(e) B/(W)
Total Segment EBITDA	$848	$771	10%	8%	$3,072	$2,892	6%	6%
Adjustments:
Non wholly owned entities (a)	9	6	50%		30	30	—%
Depreciation and amortization	(259)	(236)	10%		(972)	(949)	2%
Interest expense, net	(231)	(258)	(10)%		(937)	(1,068)	(12)%
Loss on debt extinguishment	(8)	(12)	(33)%		(80)	(70)	14%
Other items (d)	(12)	(6)	100%		(132)	(71)	86%
Income tax expense	663	(24)	NM		729	(81)	NM
Stock-based compensation	(62)	(49)	27%		(245)	(263)	(7)%
Net income (loss) attributable to First Data Corporation	$948	$192	394%		$1,465	$420	249%

Segment EBITDA:
Global Business Solutions	$494	$446	11%	7%	$1,824	$1,725	6%	5%
Global Financial Solutions	184	173	6%	6%	686	646	6%	8%
Network & Security Solutions	209	183	14%	14%	729	666	9%	9%
Corporate	(39)	(31)	(26)%	(26)%	(167)	(145)	(15)%	(15)%
Total Segment EBITDA	$848	$771	10%	8%	$3,072	$2,892	6%	6%
NM represents not meaningful
“B” means results in 2017 are better than results in 2016 “(W)” means results are worse

(a)
Net adjustment to reflect our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. Segment revenue for our significant affiliates is reflected based on our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. For other affiliates, we include equity earnings in affiliates, excluding amortization expense, in segment revenue. In addition, our segment measures reflect revenue-based commission payments to Independent Sales Organizations (ISOs).

(b)
Retail Independent Sales Organization commissions are presented within Selling, general, and administrative expense in the unaudited consolidated statements of operations but are netted in segment revenues for segment reporting.

(c)	Includes restructuring, certain retention bonuses, non-normal course litigation and regulatory settlements, asset impairments, debt issuance costs, and acquisition integration costs.

(d)
Items noted within (c) above and "Other income (expense)" as presented in the unaudited consolidated statements of operations, which includes divestitures, derivative gains (losses), non-operating foreign currency gains (losses) and the gain on Visa Europe share sale.

(e)
Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures (including the impact of our Digital Banking Joint Venture) in the prior year period; and (3) includes the results of significant acquisitions in the prior year period.

First Data Corporation
Organic Constant Currency Growth
(Unaudited)
(in millions)

	Three months ended December 31,			Twelve months ended December 31,
	2017	2016	% B/(W)	2017	2016	% B/(W)
Total segment revenue	$1,949	$1,830	7%	$7,428	$7,141	4%
Currency impact	(17)	—		16	—
Acquisitions/Divestitures(a)	—	34		—	40
Organic constant currency(b) segment revenue growth	$1,932	$1,864	4%	$7,444	$7,181	4%

GBS revenue	$1,131	$1,026	10%	$4,262	$4,063	5%
Currency impact	(11)	—		2	—
Acquisitions/Divestitures(a)	—	47		—	53
Organic constant currency(b) GBS revenue growth	$1,120	$1,073	4%	$4,264	$4,116	4%

GBS NA revenue	$852	$805	6%	$3,262	$3,176	3%
Currency impact	(1)	—		(1)	—
Acquisitions/Divestitures(a)	—	47		—	84
Organic constant currency(b) GBS NA revenue growth	$851	$852	—%	$3,261	$3,260	—%

GBS APAC revenue	$43	$34	26%	$152	$159	(4)%
Currency impact	(1)	—		(3)	—
Acquisitions/Divestitures(a)	—	—		—	(31)
Organic constant currency(b) GBS APAC revenue growth	$42	$34	24%	$149	$128	16%

GFS revenue	$412	$415	(1)%	$1,623	$1,593	2%
Currency impact	(7)	—		13	—
Acquisitions/Divestitures(a)	—	(6)		—	(6)
Organic constant currency(b) GFS revenue growth	$405	$409	(1)%	$1,636	$1,587	3%

GFS EMEA revenue	$112	$109	3%	$444	$433	3%
Currency impact	(7)	—		13	—
Acquisitions/Divestitures(a)	—	(6)		—	(6)
Organic constant currency(b) GFS EMEA revenue growth	$105	$103	2%	$457	$427	7%

NSS revenue	$406	$389	4%	$1,543	$1,485	4%
Acquisitions/Divestitures(a)	—	(7)		—	(7)
Organic constant currency(b) NSS revenue growth	$406	$382	6%	$1,543	$1,478	4%

	Three months ended December 31,			Twelve months ended December 31,
	2017	2016	% B/(W)	2017	2016	% B/(W)
Total segment expense	$1,101	$1,059	(4)%	$4,356	$4,249	(3)%
Currency impact	(11)	—		3	—
Acquisitions/Divestitures(a)	—	22		—	22
Organic constant currency(b) segment expense growth	$1,090	$1,081	(1)%	$4,359	$4,271	(2)%

GBS expense	$637	$580	(10)%	$2,438	$2,338	(4)%
Currency impact	(8)	—		(4)	—
Acquisitions/Divestitures(a)	—	33		—	33
Organic constant currency(b) GBS expense growth	$629	$613	(3)%	$2,434	$2,371	(3)%

First Data Corporation
Organic Constant Currency Growth
(Unaudited)
(in millions)

	Three months ended December 31,			Twelve months ended December 31,
	2017	2016	% B/(W)	2017	2016	% B/(W)

GFS expense	$228	$242	6%	$937	$947	1%
Currency impact	(4)	—		7	—
Acquisitions/Divestitures(a)	—	(4)		—	(4)
Organic constant currency(b) GFS expense growth	$224	$238	6%	$944	$943	—%

NSS expense	$197	$206	4%	$814	$819	1%
Acquisitions/Divestitures(a)	—	(7)		—	(7)
Organic constant currency(b) NSS expense growth	$197	$199	1%	$814	$812	—%

	Three months ended December 31,			Twelve months ended December 31,
	2017	2016	% B/(W)	2017	2016	% B/(W)
Total segment EBITDA	$848	$771	10%	$3,072	$2,892	6%
Currency impact	(5)	—		13	—
Acquisitions/Divestitures(a)	—	13		—	18
Organic constant currency(b) Segment EBITDA growth	$843	$784	8%	$3,085	$2,910	6%

GBS EBITDA	$494	$446	11%	$1,824	$1,725	6%
Currency impact	(3)	—		6	—
Acquisitions/Divestitures(a)	—	14		—	20
Organic constant currency(b) GBS EBITDA growth	$491	$460	7%	$1,830	$1,745	5%

GFS EBITDA	$184	$173	6%	$686	$646	6%
Currency impact	(2)	—		7	—
Acquisitions/Divestitures(a)	—	(2)		—	(2)
Organic constant currency(b) GFS EBITDA growth	$182	$171	6%	$693	$644	8%

NSS EBITDA	$209	$183	14%	$729	$666	9%
Acquisitions/Divestitures(a)	—	—		—	—
Organic constant currency(b) NSS EBITDA growth	$209	$183	14%	$729	$666	9%

“B” means results in 2017 are better than results in 2016 “(W)” means results are worse

(a)
“Acquisitions/Divestitures" pertains to the following 2017 activity: the acquisitions of CardConnect and BluePay in GBS North America; the formation of the Digital Banking JV in NSS (treated as a 50% Digital Banking revenue divestiture); and the divestiture of the GFS Baltics business. This line also pertains to the Australian ATM divestiture in GBS APAC in 2016.

(b)
Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures (including the impact of our Digital Banking Joint Venture) in the prior year period; and (3) includes the results of significant acquisitions in the prior year period.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions, except shares and per share data)

ADJUSTED NET INCOME RECONCILIATION

	Three months ended December 31,			Twelve months ended December 31,
	2017	2016	% Change	2017	2016	% Change
Net income attributable to First Data Corporation	$948	$192	394%	$1,465	$420	249%
Adjustments:
Stock based compensation	62	49	27%	245	263	(7)%
Loss on debt extinguishment	8	12	(33)%	80	70	14%
Amortization of acquisition intangibles and deferred financing costs(a)	108	104	4%	403	422	(5)%
Loss (gain) of disposal of businesses	(18)	3	NM	(18)	34	NM
Visa Europe settlement gain	—	—	NM	—	(29)	NM
Restructuring	20	(2)	NM	83	49	69%
Intercompany foreign exchange (loss) gain	(5)	2	NM	1	(19)	NM
Fees paid on debt modification	—	11	(100)%	10	29	(66)%
Impairments, litigation, and other(b)	11	(2)	NM	24	11	118%
Deal integration costs	1	—	NM	27	—	NM
Mark-to-market adjustment for derivatives and euro-denominated debt(c)	—	—	NM	—	5	NM
Income tax on above items and discrete tax items(d)	(719)	(4)	NM	(895)	(35)	NM
Adjusted net income	$416	$365	14%	$1,425	$1,220	17%

Adjusted net income per share:
Basic	$0.45	$0.40	13%	$1.56	$1.35	16%
Diluted	$0.44	$0.39	13%	$1.52	$1.32	15%

Weighted-average common shares used to compute adjusted net income per share:
Basic	918,726,777	905,966,452		915,870,759	901,671,872
Diluted	945,035,811	929,375,020		939,767,019	921,001,863
NM represents not meaningful

(a)
Represents amortization of intangibles established in connection with the 2007 Merger and acquisitions we have made since 2007, excluding the percentage of our consolidated amortization of acquisition intangibles related to non wholly owned consolidated alliances equal to the portion of such alliances owned by our alliance partners. This line also includes amortization related to deferred financing costs of $5 million and $6 million for the three months ended December 31, 2017 and 2016, respectively, and $17 million and $17 million, respectively, for the twelve months ended December 31, 2017 and 2016.

(b)	Represents impairments, non-normal course litigation and regulatory settlements, investments gains (losses), divestitures, and other, as applicable to the periods presented.

(c)	Represents mark-to-market activity related to our undesignated hedges.

(d)
The tax effect of the adjustments between our GAAP and adjusted results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact at the U.S. effective tax rate for certain adjustments, including the majority of amortization of intangible assets, deferred financing costs, stock compensation, and loss on debt extinguishment; whereas the tax impact of other adjustments, including restructuring expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions. "Income tax on above items and discrete tax items" also includes the impact of significant discrete tax items impacting Net income attributable to First Data Corporation.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions)

FREE CASH FLOW RECONCILIATION

	Three months ended December 31,			Twelve months ended December 31,
	2017	2016	Change	2017	2016	Change

Net cash provided by operating activities	$465	$451	14	$2,047	$2,111	(64)
Capital expenditures	(128)	(126)	(2)	(518)	(477)	(41)
Distribution to minority interest and other	(57)	(55)	(2)	(170)	(418)	248
Free cash flow	$280	$270	10	$1,359	$1,216	143

NET DEBT RECONCILIATION

	As of	As of
	December 31, 2017	December 31, 2016
Total long-term borrowings	$17,927	$18,131
Total short-term and current portion of long-term borrowings	1,271	358
Total borrowings	19,198	18,489
Unamortized discount and unamortized deferred financing costs	126	156
Total borrowings at par	19,324	18,645
Less: Settlement lines of credit and other arrangements	205	84
Gross debt	19,119	18,561
Less: Cash and cash equivalents	498	385
Net debt	$18,621	$18,176

First Data Corporation
Operating Data
(Unaudited)
(in millions)

	Three months ended December 31,			Twelve months ended December 31,
	2017	2016	% Change	2017	2016	% Change
GBS:
North America merchant transactions (a)	12,754	12,004	6%	49,248	46,372	6%
International merchant transactions (b)	2,587	2,408	7%	9,760	8,246	18%

GFS:
North America card accounts on file (c)				906	855	6%
International card accounts on file (d)				170	151	13%

NSS:
Network transactions (EFT and Stored Value) (e)	6,109	5,543	10%	22,114	20,258	9%

(a)
North American merchant transactions include acquired Visa and MasterCard credit and signature debit, American Express and Discover, debit, electronic benefits transactions, processed-only and gateway customer transactions at the POS. North American merchant transactions reflect 100% of alliance transactions.

(b)
International transactions include Visa, MasterCard, and other payment network merchant acquiring transactions for clients outside the U.S. and Canada. Transactions include credit, signature debit, PIN-debit POS, POS gateway, and ATM transactions.

(c)	North America card accounts on file reflect the total number of bankcard credit and retail credit accounts as of the end of the periods presented.

(d)	International card accounts on file reflect the total number of bankcard and retail accounts outside the United States and Canada as of the end of the periods presented.

(e)	Network transactions include the debit issuer processing transactions, STAR Network issuer transactions, and closed loop and open loop POS transactions.

First Data Corp
2018 Non-GAAP Guidance Reconciliation
(Unaudited)

Consolidated Revenue to Total Segment Revenue
FY 2018 vs. FY 2017
Consolidated revenue (at reported rates)	~4-6%
Adjustments:
+Non wholly owned entities
+Reimbursable postage and other
Total segment revenue (reported)	~5-7%
Memo: Total segment revenue (at constant currency)	~5-7%

Net Income to Total Segment EBITDA
FY 2018 vs. FY 2017
Net income attributable to FDC(1)	~(40%) - (60%)
Adjustments
+Depreciation and amortization
+Interest Expense, net
+Income tax expense
+Stock Based Compensation
+ Other(2)
Total segment EBITDA (reported)	~7-9%
Memo: total segment EBITDA (at constant currency)	~7-9%

Net Income to Adj. Net Income
FY 2018
Net income attributable to FDC	$0.80-$0.85
Adjustments (note: adjustments represent positive balances)
+Stock-based compensation
+Amortization of acquisition intangibles and deferred financing cost
+Other(3)
Adjusted Net Income	$1.35-$1.40

Cash Flow From Operations to Free Cash Flow
FY 2018
Cash (used in) / provided by operating activities	$2.1B+
+Adjustments(4)
Free cash flow (use)/source	$1.4B+

(1)
Reflects a significant increase in tax expense in 2018 primarily driven by the Q4 2017 release of a valuation allowance against deferred tax assets associated with the U.S. federal NOL. The reversal of the valuation allowance resulted in a significant non-cash tax benefit in Q4 2017 and the recording of a normalized book tax rate in 2018.

(2)	Includes non wholly owned entities adjustment, loss on debt extinguishment, as well as other items.

(3)	Includes loss on debt extinguishment, gain/loss on divestitures, restructuring, impairment, litigation and other, as well as the impact of tax expense/(benefit) of the adjusted items.

(4)	Includes capital expenditures and distributions to minority interest and other.

First Data Corporation
Forward Looking Statements

Notice to Investors, Prospective Investors and the Investment Community; Cautionary Information Regarding Forward-Looking Statements

Certain matters we discuss in our public statements may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans, projections or intentions. Examples of forward-looking statements include, but are not limited to, all statements we make relating to revenue, earnings before net interest expense, income taxes, depreciation, and amortization (EBITDA), earnings, margins, growth rates, and other financial results for future periods. By their nature, forward-looking statements speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following: (1) adverse impacts from global economic, political, and other conditions affecting trends in consumer, business, and government spending; (2) our ability to anticipate and respond to changing industry trends, including technological changes and increasing competition; (3) our ability to successfully renew existing client contracts on favorable terms and obtain new clients; (4) our ability to prevent a material breach of security of any of our systems; (5) our ability to implement and improve processing systems to provide new products, improve functionality, and increase efficiencies; (6) the successful management of our merchant alliance program which involves several alliances not under our sole control and each of which acts independently of the others; (7) our successful management of credit and fraud risks in our business units and merchant alliances, particularly in the context of eCommerce and mobile markets; (8) consolidation among financial institution clients or other client groups that impacts our client relationships; (9) our ability to use our net operating losses without restriction to offset income for US tax purposes; (10) our ability to improve our profitability and maintain flexibility in our capital resources through the implementation of cost savings initiatives; (11) the acquisition or disposition of a material business or assets; (12) our ability to successfully value and integrate acquired businesses; (13) our high degree of leverage; (14) adverse impacts from currency exchange rates or currency controls imposed by any government or otherwise; (15) changes in the interest rate environment that increase interest on our borrowings or the interest rate at which we can refinance our borrowings; (16) the impact of new or changes in current laws, regulations, credit card association rules, or other industry standards; and (17) new lawsuits, investigations, or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings, and various other factors set forth in our Annual Report on Form 10-K for the period ended December 31, 2016, including but not limited to, Item 1 - Business, Item 1A - Risk Factors, and Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations. Except as required by law, we do not intend to revise or update any forward-looking statement as a result of new information, future developments or otherwise.